Exhibit 99.1

Soluna Appoints Microsoft Hyperscale Executive Ryan Carver to Lead Soluna’s AI

Appointed Chief Development Officer, Carver will accelerate the company’s expanding AI infrastructure platform

ALBANY, N.Y., July 16, 2026 – Soluna Holdings, Inc. (“Soluna” or the “Company”) (Nasdaq: SLNH), a developer of green data centers for intensive computing applications, including AI and Bitcoin mining, today announced it has appointed Ryan Carver as Chief Development Officer (CDO), effective immediately. Carver will be responsible for the full lifecycle of Soluna’s AI/HPC data center platform, from site origination and power procurement through design, construction, commissioning, and ongoing operations. He will report directly to CEO John Belizaire and sit on Soluna’s Senior Leadership Team.

As CDO, Carver will serve in a cross-functional role spanning development, construction, technology operations, and power — integrating each into a unified delivery engine as Soluna scales its behind-the-meter, renewable-powered AI infrastructure platform.

“Ryan has built and delivered some of the largest, most technologically sophisticated AI data center campuses in the world, and he brings exactly the kind of end-to-end operating discipline we need as we scale,” said John Belizaire, CEO of Soluna. “From site selection through power integration, construction, and live operations, Ryan has done it at a scale few executives in this industry can match. His leadership will be instrumental as we advance our next phase of growth.”

Carver joins Soluna from Microsoft, where he most recently served as Senior Director – AI Construction & Site Development, leading a construction P&L in the tens of billions of dollars across the company’s AI data center campus development. During his tenure, Carver led the construction program at Microsoft’s Fairwater campus in Mount Pleasant, Wisconsin.

“Soluna’s model — co-locating digital infrastructure directly with renewable generation — is one of the most compelling approaches I’ve seen to solving the power constraints facing this industry,” said Carver. “I’m excited to bring my experience building hyperscale AI infrastructure to a company that is turning surplus clean energy into real computing capacity, and to build the team and platform needed to deliver it at scale.”

Over more than a decade at Microsoft, Carver held senior leadership roles overseeing the company’s global data center construction portfolio, serving as a key decision-maker driving site selection, permitting, design, and project delivery across multiple geographies. Earlier in his career, he held engineering and project management roles at Turner Construction and Jacobs, contributing to major infrastructure projects including World Trade Center Tower 2 and Yankee Stadium. Carver holds a degree in International Business from The Ohio State University and is a Certified Construction Manager (CCM). He is based in Seattle, Washington.

For more information about Soluna, visit solunacomputing.com.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business, including statements regarding the Company’s growth plans and the anticipated contributions of its new Chief Development Officer. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident,” and similar statements. Soluna may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (“SEC”), in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of the press release, and Soluna undertakes no duty to update such information, except as required under applicable law.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The Company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS™ helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

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